Form 8-K/A - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 13, 2002

                               SHELTER PROPERTIES III
               (Exact name of registrant as specified in its charter)


            South Carolina            0-10260                 57-0718508
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

                                       N/A

           (Former Name or former address, if changed since last report)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends Item 7. Financial statements and exhibits of its report on Form 8-K, dated December 13, 2002 (filed with the Securities and Exchange Commission on December 27, 2002) as set forth in the pages attached hereto.

Item 7.     Financial Statements and Exhibits


(b) Pro forma financial information


The following unaudited pro forma consolidated statements of operations reflects the operations of Shelter Properties III (the "Partnership" or "Registrant") as if North River Village Apartments had been sold January 1, 2001 (in thousands, except per unit data).

The pro forma consolidated financial statements do not project the Partnership's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Partnership's 2001 Annual Report on Form 10-KSB.

                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Nine Months     Nine Months
                                                            Ended           Ended
                                                        September 30,   September 30,
                                                             2002            2001

Total revenues                                             $ 3,258        $ 3,299
Total expenses                                               3,264          3,416

Net loss                                                        (6)          (117)

Net loss per limited partnership unit                      $ (0.11)       $ (2.11)

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SHELTER PROPERTIES III


                                    By:   Shelter Realty III Corporation
                                          Corporate General Partner

                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President

                                 Date:    February 26, 2003